       As filed with the Securities and Exchange Commission on November 12, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                               ________________

                              InfoSpace.com, Inc.
              (Exact name of issuer as specified in its charter)

                               ________________

             DELAWARE                                   91-1718107
      (State of Incorporation)           (I.R.S. Employer Identification Number)


                           15375 N.E. 90/th/ Street
                               Redmond, WA 98052
                   (Address of principal executive offices)

                               ________________

                               INEX CORPORATION
                               SHARE OPTION PLAN
                           (Full title of the plan)

                               ________________

                             Ellen B. Alben, Esq.
       Senior Vice President, Legal and Business Affairs, and Secretary
                              InfoSpace.com, Inc.
                           15375 N.E. 90/th/ Street
                              Redmond, WA  98052
                                (425) 602-0600
(Name, address, including zip code and telephone number, including area code, of agent for service)

                               ________________

                                   Copy to:
                          Patrick J. Schultheis, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              5300 Carillon Point
                          Kirkland, Washington 58033
                                (425) 576-5800


==================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                             Title of                                                Proposed        Proposed
                            Securities                                               Maximum         Maximum
                              to be                               Amount to be   Offering Price     Aggregate       Amount of
                            Registered                           Registered(1)   Per Share(2)   Offering Price(2)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
 To be issued under the INEX Corporation Share Option Plan....  102,544 shares     $ 22.15394      $2,271,753.62         $636.09
===================================================================================================================================

(1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the INEX Corporation Share Option Plan (the "Plan").
     In connection with the Registrant's acquisition of INEX Corporation, the Registrant has assumed the obligation to issue shares of Common Stock upon exercise of the stock options issued under the Plan.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based on the weighted average exercise price of the options covered under the Plan.
================================================================================

                              InfoSpace.com, Inc.

                      Registration Statement on Form S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission by InfoSpace.com, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration
Statement:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed pursuant to Section 13 of the Exchange Act;

          (3) the Company's Current Reports on Form 8-K dated July 15, 1999, August 16, 1999, September 27, 1999 and October 28, 1999; and

          (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 3, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. The Restated Bylaws (the "Restated Bylaws") of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.


 EXHIBIT
 NUMBER                        DESCRIPTION
--------   ------------------------------------------------------------------
   4.1     INEX Corporation Share Option Plan.
   5.1     Opinion of counsel as to legality of securities being registered.
  23.1     Consent of Independent Accountants.
  23.2     Consent of Counsel (contained in Exhibit 5.1).
  24.1     Power of Attorney (contained on signature page hereto).


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 12th day of November, 1999.

                                    InfoSpace.com, Inc.

                                    /s/ Ellen B. Alben
                                    ___________________________________________
                                    Ellen B. Alben
                                    Senior Vice President, Legal and Business
                                      Affairs, and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernee D. L. Strom and Ellen B. Alben, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 12th day of November, 1999.


       Signature                                     Title
--------------------------    --------------------------------------------------

/s/ Naveen Jain               Chief Executive Officer and Chairman of the Board
__________________________
Naveen Jain                   (Principal Executive Officer)

/s/ Douglas A. Bevis          Vice President and Chief Financial Officer
__________________________
Douglas A. Bevis              (Principal Financial Officer)

/s/ Tammy D. Halstead         Vice President and Chief Accounting Officer
__________________________
Tammy D. Halstead             (Principal Accounting Officer)

/s/ Bernee D. L. Strom        President, Chief Operating Officer and Director
__________________________
Bernee D. L. Strom

/s/ John E. Cunningham, IV    Director
__________________________
John E. Cunningham, IV

/s/ Peter L. S. Currie        Director
__________________________
Peter L. S. Currie

/s/ Gary C. List              Director
__________________________
Gary C. List

/s/ Rufus W. Lumry, III       Director
__________________________
Rufus W. Lumry, III

/s/ Carl Stork                Director
__________________________
Carl Stork

                              INFOSPACE.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                               DESCRIPTION
---------      -----------------------------------------------------------------
   4.1         INEX Corporation Share Option Plan.
   5.1         Opinion of counsel as to legality of securities being registered.
  23.1         Consent of Deloitte & Touche LLP.
  23.2         Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1).
  24.1         Power of Attorney (contained on signature page hereto).